UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive Wilmington, North Carolina 28403
(Address of principal executive offices) (Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011, Mitchell Dann tendered his resignation as a member of the Board of Directors (the “Board”) of TranS1 Inc. (the “Company”), which resignation was effective as of June 23, 2011. As a result, Mr. Dann is also resigning from his positions as the chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Dann resigned for personal reasons and not as a result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Furthermore, David Simpson, an existing director, has agreed to serve as a member of the Compensation Committee of the Board. Mr. Simpson currently serves as chairman of the Audit Committee of the Board and has been determined by the Board to be an “independent director” for purposes of Rule 5605(a)(2) of the Nasdaq Listing Rules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

June 24, 2011	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer